EXHIBIT 10.9*
Independent Bank Corporation
Restricted Share Grant Agreement

AGREEMENT made effective as of the 6th day of _______, 20__, by INDEPENDENT BANK CORPORATION, a Michigan corporation (the "Company"), and _________ (the "Employee").

RECITALS

The Independent Bank Corporation Long-Term Incentive Plan authorizes the award of shares of restricted stock to employees of the Company upon such terms and conditions as may be determined by the Committee.

The Committee has approved a grant of restricted shares to the Employee upon the terms and conditions set forth in this Agreement. The Company and the Employee desire to confirm in this Agreement the terms, conditions and restrictions applicable to the grant of restricted stock.

NOW, THEREFORE, intending to be bound, the parties agree as follows:

1.    DEFINITIONS

1.1    "Grant Date" means _________.

1.2    "Plan" means the Independent Bank Corporation Long-Term Incentive Plan.

1.3    "Restricted Share" means a Share which is subject to the restrictions on sale, pledge or other transfer imposed by Section 3.

1.4    "Reverted Shares" means Shares which have reverted to the Company pursuant to Section 5.4.

1.5    "Vested Share" means a Share which is no longer a Restricted Share.

Other terms not specifically defined in this Agreement shall have the same meanings as defined in the Plan.

2.    GRANT AND ACCEPTANCE OF AWARD; TAX ELECTION

2.1    Grant. The Company confirms the award to the Employee of ______ shares of Common Stock (the "Shares") as restricted stock, upon the terms, restrictions and conditions of this Agreement and the Plan. The award of Shares shall be effective as of the Grant Date.

2.2    Acceptance. The Employee accepts this award of Shares and agrees to hold them subject to the terms, restrictions and conditions of this Agreement.

2.3    Tax Election. The Employee may elect to be taxed in _____ on the fair market value of the Shares awarded by signing an election (a copy of which is attached as Appendix A) to be so taxed under Section 83(b) of the Internal Revenue Code, and filing such election with the Internal Revenue Service within thirty (30) days after the Grant Date. If the Employee chooses not to make such an election, the Employee will be taxed on the fair market value of the Shares in the year in which the Shares become Vested Shares.

2.4    Withholding. The parties agree that vesting of the Shares in accordance with this Agreement is subject to the satisfaction of applicable withholding tax or other withholding liabilities under federal, state, and local laws. Notwithstanding anything to the contrary, the vesting of Shares shall not be effective unless applicable withholding shall have been effected or obtained. The Employee shall have the right to elect, subject to the Company's approval, how such withholding tax obligations are satisfied, from the following options: (a) requiring a cash payment to the Company by the Employee; (b) withholding appropriate amounts from any amount owed to the Employee by the Company, including wages; (c) making a net delivery of certificates of Vested Shares; or (d) any other means elected by the Company.

3.    RESTRICTIONS ON TRANSFER OF SHARES; LAPSE OF RESTRICTIONS

3.1    Transfer Prohibitions. The Employee shall not sell, pledge or otherwise assign or transfer any Share or any interest in any Share while such Share is a Restricted Share.

3.2    Restricted Shares. Every Share shall be a Restricted Share until the restrictions lapse as provided in Section 5.

3.3    Securities Law Compliance. The Employee shall not sell or transfer any Share or any interest in any Share, whether such Share is or is not a Restricted Share, unless either (a) the Company shall consent in writing to such transfer, or (b) the Company shall have received an opinion of counsel satisfactory to the Company to the effect that such transfer will not violate the registration requirements imposed by the Securities Act of 1933 or any other provision of law which the Company shall desire such opinion to cover.

3.4    Stop Transfer Instructions. The Company shall have the right to issue instructions to the transfer agent for the shares of the Company, prohibiting transfer of any Shares except in accordance with the requirements of this Agreement.

3.5    Certificate for Vested Shares. At the time a Restricted Share becomes a Vested Share, the Company will, within sixty (60) days thereafter, cause to be issued to Employee or Employee's legal representatives, beneficiaries, or heirs, as the case may be, a stock certificate or book entry representing the number of shares of Common Stock equal to the number of Vested Shares. Unless and until the Restricted Shares become Vested Shares, the Shares shall be held by the Company, in custody or in book entry form, unless otherwise directed by the Committee.

If the Company issues a certificate representing any Restricted Share, that certificate shall bear the following Legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Independent Bank Corporation Long-Term Incentive Plan and related Restricted Share Grant Agreement entered into between the registered owner and the Company, dated ________, 20__. Copies of such Plan and Agreement are on file in the offices of the Company, 4200 East Beltline, Grand Rapids, Michigan 49525."

3.6    Rights as a Shareholder. Except for the restrictions imposed in this Section 3 and unless the Shares have reverted to the Company pursuant to Section 5.4, the Employee shall have all the rights of a shareholder with respect to the Restricted Shares, including the right to vote and to receive any dividends declared and paid thereon.

4.    ACQUISITION WARRANTIES BY EMPLOYEE

In order to induce the Company to issue and deliver the Shares on the terms of this Agreement, the Employee warrants to and agrees with the Company as follows:

4.1    No Participating Interest. The Employee is acquiring the Shares for the Employee’s own account, and has not made any arrangement to convey any interest in the Shares to any person, other than to transfer Reverted Shares to the Company pursuant to Section 5.4.

4.2    Ability to Evaluate. Because of the Employee’s knowledge of and experience in financial and business matters, the Employee is capable of evaluating the merits and risks of acquiring the Shares under the conditions set forth in this Agreement.

4.3    Familiarity with Company. The Employee is familiar with the business, financial condition, earnings and prospects of the Company, and confirms that the Company has not made any representation regarding the foregoing matters or the merits of entering into this Agreement or as to the prospective value of the Shares.

4.4    All Questions Answered. The Employee understands all of the terms of this Agreement and the consequences to the Employee of any actions which may be taken under this Agreement. The Employee confirms there are no questions relating to any such matters which have not been answered to the Employee’s complete satisfaction.

4.5    Confidentiality/Non-Disclosure. Employee agrees that Employee will not, during Employee's employment with the Company, or thereafter at any time, disclose to others or use for Employee's own benefit any Company confidential information and/or trade secrets, except to the extent as may be necessary in the ordinary course of performing Employee's duties as an employee of the Company. By way of example, and without limitation, confidential and/or trade secret information may include information concerning the Company's customers, clients, dealers, suppliers, income, expenses, profit, loss, financial status, personnel policies, benefits, wages, salaries, services, technological developments, confidential and proprietary programs, purchasing, accounting, merchandising or licensing, bidding processes, margins, methods of operation, sales plans or methods, customer promotions, advertising plans and techniques, business plans, personnel plans, purchasing plans, investment plans, acquisition plans, marketing plans, and business transactions of a technical, commercial or financial nature pertaining to the business of the Company, or any of its customers, consultants, or affiliates. Employee understands and agrees that Employee's obligations of confidentiality under this Agreement continue beyond the termination of Employee's employment with the Company.

Upon termination of Employee's employment, Employee agrees to return to the Company all of its property in Employee's possession or control at the time of Employee's termination, including all notes, memoranda, notebooks, drawings, records, computer software, computer hardware, documents, phones, electronics, customer or dealer contact lists or information compilations, including reproductions in any form, kept by Employee or in Employee's possession, custody or control, whether prepared by Employee, or by others, which pertain to the Company or its customers, suppliers, or dealers.

In addition, notwithstanding this provision or any other provision of this Agreement, Employee understands that, pursuant to the Defend Trade Secrets Act of 2016, Employee shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) is made solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, Employee understands that if Employee files a lawsuit for retaliation for reporting a suspected violation of law, Employee may disclose the trade secret to Employee's attorney and may use the trade secret information in the court proceeding, if Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

4.6    Non-Solicitation. Employee agrees that during the term of Employee's employment with the Company and for a period of 12 months immediately following Employee's separation from employment with the Company, regardless of the reason, Employee will not (1) directly or indirectly contact any Company customer, dealer, or client (which, for purposes of this Agreement, includes any client, account, dealer or customer of the Company during the twelve month period prior to the date of my separation from employment) for the purpose of soliciting business competitive to the products and services provided by the Company to the customer, client, or dealer, or for the purpose of inducing the customer, client, or dealer to reduce, terminate or otherwise adversely alter its business relationship with the Company; and/or (2) directly or indirectly contact any of the Company's targeted prospective customers, clients, accounts, or dealers that are the Company targeted prospective customers, clients, or dealers at the time of Employee's separation, or had been targeted prospective customers, clients, or dealers during the twelve months preceding Employee's separation, for any reason.

Employee further agrees that Employee will not either directly or indirectly induce any employee to leave the employ of the Company, or solicit the services of the Company's employees for non-Company matters, for a period of 12 months immediately following Employee's separation from employment with the Company, regardless of the reason.

4.7    Remedies. Employee acknowledges that any violation of this Agreement will cause substantial and irreparable injury to the Company. Employee agrees that the Company is entitled, in addition to any other remedies, to preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of the Agreement. Any injunctive order or decree of specific performance entered by a court with competent jurisdiction shall be fully enforceable and enforceable by the court of any other state in which I may then be located. In the event I breach any provision of this Agreement, I will be responsible to the Company for its costs and expenses incurred to enforce the terms of the Agreement, including the Company's actual attorney's fees.1

5.    VESTING AND REVERSION

    5.1    Vesting. All Shares issued hereunder which have not previously reverted to the Company shall become Vested Shares upon the third anniversary of the Grant Date.

    5.2     Vesting upon Retirement. If the Employee is age 60 or older and retires during the vesting period, shares issued hereunder which have not previously reverted to the Company shall become Vested Shares based on a percentage, the numerator of which is the number of full years of the Employee’s employment during the vesting period prior to retirement and the denominator of which is the total number of years in the vesting period.

5.3    Vesting Upon a Change in Control. Upon a Change in Control, as defined in the Plan, all of the Shares issued hereunder, which have not previously reverted to the Company, shall become Vested Shares.

5.4    Reversion. All Shares that have not become Vested Shares shall automatically revert to the Company at any time the Employee shall no longer be employed by the Company or a Subsidiary for any reason. No compensation shall be payable to the Employee for Shares which revert to the Company.

5.5    Effect of Reversion. Upon reversion of any Shares (a) absolute ownership thereof shall automatically revert to the Company at that time, (b) such Shares shall be deemed to be "Reverted Shares" for purposes of this Agreement, and (c) all the Employee’s rights and interests in the Reverted Shares shall cease at that time.

6.    GENERAL PROVISIONS

1 Sections 4.5, 4.6, and 4.7 added to agreement starting in 2025.

6.1    No Right to Employment. This Agreement is not an employment contract. Neither the Plan nor this Agreement or anything else changes the employment status of the Employee.

6.2    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable, but if any provision of this Agreement shall be held to be prohibited or unenforceable under applicable law (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of this Agreement shall remain in full force and effect. In addition, Any Agreement provision held by a Court to be overly broad shall not be deemed invalid or unenforceable, but shall be interpreted to create that obligation to the fullest extent permitted by law.

6.3    Captions. The captions used in this Agreement are for convenience only, do not constitute a part of this Agreement and all of the provisions of this Agreement shall be enforced and construed as if no captions had been used.

6.4    Complete Agreement. This Agreement contains the complete agreement between the parties relating in any way to the subject matter of this Agreement and supersedes any prior understandings, agreements or representations, written or oral, which may have related to such subject matter in any way.

6.5    Notices.

(a)    Procedures Required. Each communication given or delivered under this Agreement must be in writing and may be given by personal delivery or by certified mail. A written communication shall be deemed to have been given on the date it shall be delivered to the address required by this Agreement.

(b)    Communications to the Company. Communications to the Company shall be addressed to it at the principal corporate headquarters and marked to the attention of the Company’s president.

(c)    Communications to the Employee. Every communication to the Employee shall be addressed to the Employee at the address given immediately below the Employee’s signature to this Agreement, or to such other address as the Employee shall specify to the Company.

6.6    Assignment. This Agreement is not assignable by the Employee during the Employee’s lifetime. This Agreement shall be binding upon and inure to the benefit of (a) the successors and assigns of the Company, and (b) any person to whom the Employee’s rights under this Agreement may pass by reason of the Employee’s death.

6.7    Amendment. This Agreement may be amended, modified or terminated only by written agreement between the Company and the Employee.

6.8    Waiver. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. A waiver upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any other occasion. All of the rights and remedies of the parties hereto, whether evidenced hereby or granted by law, shall be cumulative.

6.9    Choice of Law/Venue and Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be construed in accordance with and governed by the laws of the State of Michigan. Any lawsuit that is filed pertaining to this Agreement shall be filed in the Kent County Circuit Court, State of Michigan, or the United States District Court for the Western District of Michigan, which shall have exclusive jurisdiction over any dispute that in any way concerns this Agreement.

    6.10    Code Section 409A. Notwithstanding any other provision in this Agreement, the Shares awarded under this Agreement are intended to be exempt from Section 409A of the Code as "short-term deferrals" (as such term is defined under applicable regulations thereunder), and shall be interpreted consistently with such intent.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date of this Agreement.

EMPLOYEE:                        INDEPENDENT BANK CORPORATION

                            By
                             Its Executive Vice President and Chief
                                    Financial Officer
ADDRESS:

APPENDIX A

ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(B) OF THE
INTERNAL REVENUE CODE

    The undersigned was granted _________ shares of Common Stock, no par value per share (the "Common Stock") of Independent Bank Corporation (the "Company") pursuant to a Restricted Share Grant Agreement (the "Agreement") dated as of _____, 20__ (the "Effective Date") between the Company and the undersigned. The Common Stock is subject to a substantial risk of forfeiture and is nontransferable (within the meaning of Treasury Regulation §1.83-3(d)). The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended ("Code") to have the Common Stock taxed at the time the undersigned acquired the Common Stock.

    Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Common Stock, to report as taxable income for the undersigned's taxable year ending December 31, 20__, the fair market value of the Common Stock on the Effective Date.

    The following information is supplied in accordance with Treasury Regulation §1.83-2(e).

    1.    The name, address and social security number of the undersigned:

        Name:

        Address:

        Social Security Number:     -    -

    2.    A description of the property with respect to which the election is being made: [____] ([____]) shares of Common Stock, no par value per share, of Independent Bank Corporation.

    3.    The date on which the property was transferred: ________, 20__. The taxable year for which such election is made: the undersigned's taxable year ending December 31, 20__.

    4.    The restrictions to which the property is subject:

    The Common Stock may not be transferred until vested and is subject to time based vesting.

    5.    The fair market value on ________, 20__ of the property with respect to which the election is being made, determined without regard to any lapse restrictions is $[____].

    6.    The amount paid for such property is $[0].

    7.    The amount to include in gross income is $[____].

    8.    A copy of this election has been furnished to the person for whom the services are performed: Secretary of the Company pursuant to Treasury Regulation §1.83-2(e)(7).

This election is being sent to the Internal Revenue Service office with which the undersigned files his return. In addition, a copy of this election will be submitted with the income tax return of the undersigned for the taxable year in which the Common Stock was purchased. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
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